    As filed with the Securities and Exchange Commission on January 18, 2002
                                                   Registration Number 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                              ALLEGHANY CORPORATION
             (Exact name of registrant as specified in its charter)



                 Delaware                                       51-0283071
      (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                      Identification Number)

              375 Park Avenue
            New York, New York                                    10152
 (Address of Principal Executive Offices)                       (Zip Code)



          OPTION AGREEMENT WITH TODD J. HESS DATED AS OF JULY 13, 2000
                            (Full Title of the Plan)

                              Robert M. Hart, Esq.
              Senior Vice President, General Counsel and Secretary
                              Alleghany Corporation
                                 375 Park Avenue
                            New York, New York 10152
                                 (212) 752-1356
            (Name, address and telephone number of agent for service)

                                 ---------------

                                   Copies to:
                              Linda E. Ransom, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-8000

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------
        Title Of
       Securities                                 Proposed Maximum Offering       Proposed Maximum          Amount Of
          To Be                Amount to Be               Price Per              Aggregate Offering        Registration
       Registered             Registered (1)               Unit (2)                  Price (2)                 Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.00 per share                   24,008                    $80.04                 $1,921,608.11             $176.79
-----------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Option Agreement with Todd
        J. Hess dated as of July 13, 2000 (the "Plan") by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, the proposed maximum offering price per unit was computed by multiplying the exercise price of each option granted under the Plan by the number of shares issuable upon exercise of such option, adding those results together and dividing that sum by the total number of shares issuable upon exercise of all options granted under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

                The following documents filed with the Securities and Exchange Commission by Alleghany Corporation ("Alleghany") (File No. 1-9371) are incorporated herein by reference and made a part hereof:

        (a) Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

        (b) Alleghany's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

        (c) the description of the Common Stock of Alleghany contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference certain portions of Alleghany's Proxy Statement dated November 26, 1986 relating to its Special Meeting of Stockholders held on December 19, 1986; such description is qualified in its entirety by reference to the (i) Restated Certificate of Incorporation of Alleghany, as amended, and (ii) By-Laws of Alleghany, as amended, filed as Exhibits 3.1 and 3.2, respectively, to this Registration Statement, and any amendment or report filed for the purpose of updating that description.

                All documents filed by Alleghany pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                The consolidated financial statements and financial statement schedules of Alleghany and its subsidiaries included in or incorporated by reference in Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of KPMG LLP, independent certified public accountants, given on their authority as experts in auditing and accounting.

ITEM 4.    DESCRIPTION OF SECURITIES.

                Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

                Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                Alleghany is a Delaware corporation. Reference is made to
Section 145 of the Delaware General Corporation Law as to indemnification by Alleghany of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                Article Tenth of Alleghany's Restated Certificate of Incorporation, as amended (which Restated Certificate of Incorporation is incorporated herein by reference as Exhibit 3.1 to this Registration Statement), provides for the indemnification of Alleghany's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Alleghany's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

                The directors and officers of Alleghany are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

                Not applicable.

ITEM 8.    EXHIBITS.

                The documents listed hereunder are filed as exhibits hereto.

        Exhibit Number                                   Description
        --------------                                   -----------
             3.1                  Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as
                                  Exhibit 20 to Alleghany's Quarterly Report on Form 10-Q for the
                                  quarter ended June 30, 1988, is incorporated herein by reference.

             3.2                  By-Laws of Alleghany as amended April 18, 1995, filed as
                                  Exhibit 3.1 to Alleghany's Quarterly Report on Form 10-Q for
                                  the quarter ended March 31, 1995, are incorporated herein by reference.

             4                    Option Agreement with Todd J. Hess dated as of July 13, 2000.

            23                    Consent of KPMG LLP.

            24                    Powers of Attorney.

ITEM 9.    UNDERTAKINGS.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18th day of January, 2002.

                                      ALLEGHANY CORPORATION



                                      By:  /s/ John J. Burns, Jr.
                                         ---------------------------------------
                                           John J. Burns, Jr.
                                           President

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  January 18, 2002               By:                 *
                                         ---------------------------------------
                                               Rex D. Adams
                                               Director

Date:  January 18, 2002               By:      /s/ John J. Burns, Jr.
                                         ---------------------------------------
                                               John J. Burns, Jr.
                                               President and Director
                                               (principal executive officer)

Date:  January 18, 2002               By:                 *
                                         ---------------------------------------
                                               Dan R. Carmichael
                                               Director

Date:  January 18, 2002               By:      /s/ David B. Cuming
                                         ---------------------------------------
                                               David B. Cuming
                                               Senior Vice President
                                               (principal financial officer)

Date:  January 18, 2002               By:                 *
                                         ---------------------------------------
                                               Thomas S. Johnson
                                               Director

Date:  January 18, 2002               By:                 *
                                         ---------------------------------------
                                               Allan P. Kirby, Jr.
                                               Director

Date:  January 18, 2002               By:                 *
                                         ---------------------------------------
                                               F.M. Kirby
                                               Chairman of the Board
                                               and Director

Date:  January 18, 2002               By:                 *
                                         ---------------------------------------
                                               William K. Lavin
                                               Director

Date:  January 18, 2002               By:                 *
                                         ---------------------------------------
                                               Roger Noall
                                               Director

Date:  January 18, 2002               By:      /s/ Peter R. Sismondo
                                         ---------------------------------------
                                               Peter R. Sismondo
                                               Vice President, Controller,
                                               Treasurer and Assistant Secretary
                                               (principal accounting officer)

Date:                                 By:
                                         ---------------------------------------
                                               James F. Will
                                               Director

                          *By:   /s/ John J. Burns, Jr.
                              -------------------------------
                                 John J. Burns, Jr.
                                 Attorney-in-Fact

                                INDEX TO EXHIBITS



Exhibit Number                                   Description
--------------                                   -----------
    3.1                 Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as
                        Exhibit 20 to Alleghany's Quarterly Report on Form 10-Q for
                        the quarter ended June 30, 1988, is incorporated herein by reference.

    3.2                 By-Laws of Alleghany as amended April 18, 1995, filed as
                        Exhibit 3.1 to Alleghany's Quarterly Report on Form 10-Q for
                        the quarter ended March 31, 1995, are incorporated herein by reference.

    4                   Option Agreement with Todd J. Hess dated as of July 13, 2000.

   23                   Consent of KPMG LLP.

   24                   Powers of Attorney.